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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-56, 333-17977, 333-45291, and 333-59933) pertaining to the
1992 Stock Plan, 1995 Employee Stock Purchase Plan, 1995 Director Option Plan, and the 1997 Stock Plan of Perclose, Inc., of our report dated April 28, 1999, with respect to the financial statements and schedule of Perclose, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999.



                                                          /s/    ERNST & YOUNG


San Jose, California
June 22, 1999